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                                                                      EXHIBIT 11

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                            EARNINGS (LOSS) PER SHARE






















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                                        CALCULATION OF EARNINGS (LOSS) PER SHARE





                                                      THREE MONTHS ENDED             NINE MONTHS ENDED
                                                          SEPTEMBER 30,                SEPTEMBER 30,
                                                      --------------------------------------------------
(In Thousands, Except Per Share Data)                   1997          1996          1997          1996
--------------------------------------------------------------------------------------------------------
Net income (loss)                                     $ (7,889)      $ 1,095      $ (4,526)      $ 3,222
                                                      ========       =======      ========       =======

Weighted average number of common shares
    outstanding during the period                       34,759        34,542        34,728        34,321

Add dilutive effect of common stock equivalents:

Stock options and warrants (as determined by the
    application of the treasury stock method)              361         1,006           564         1,359
                                                      --------       -------      --------       -------

Weighted average number of shares and common
    share equivalents used in primary earnings
     per share computations                             35,120        35,548        35,292        35,680
                                                      ========       =======      ========       =======
Earnings (loss) per share                             $  (0.23)      $  0.03      $  (0.13)      $  0.09
                                                      ========       =======      ========       =======











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